UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): July 26, 2019

Linde plc
(Exact name of registrant as specified in its charter)

Ireland	001-38730	98-1448883
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

The Priestley Centre
10 Priestley Road
Surrey Research Park
Guildford, Surrey GU2 7XY
United Kingdom
(Address of principal executive offices) (Zip Code)

+44 1483 242200
(Registrant’s telephone numbers, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Ordinary shares (€0.001 nominal value per share)	LIN	New York Stock Exchange

ITEM 5.07    Submission of Matters to a Vote of Security Holders

The Annual General Meeting of Shareholders of Linde plc was held on July 26, 2019 (the “AGM”), at which shareholders voted upon the items set forth below. The total number of shares that were present or represented by proxy at the Annual Meeting was 428,237,560, which was 78.87% of the shares outstanding and entitled to vote and which constituted a quorum. The final voting results of the items submitted to a vote of the shareholders are set forth below.

Proposal 1

The twelve nominees for election as a director were elected to serve until the 2020 annual general meeting of shareholders and until his or her successor is elected and qualified. The vote results were as follows:

Director Nominees	Shares For	Shares Against	Shares Abstained	Broker Non-Votes	% of Votes Cast For
Prof. Dr. Wolfgang Reitzle	398,069,214	14,446,001	462,957	15,259,316	96.50%
Stephen F. Angel	411,087,498	1,340,162	550,584	15,259,316	99.68%
Prof DDr. Ann-Kristin Achleitner	410,009,363	2,517,977	450,904	15,259,316	99.39%
Prof. Dr. Clemens A.H. Börsig	400,870,622	2,972,895	9,134,727	15,259,316	99.26%
Dr. Nance K. Dicciani	406,161,138	6,377,667	439,439	15,259,316	98.45%
Dr. Thomas Enders	410,552,750	1,968,303	457,191	15,259,316	99.52%
Franz Fehrenbach	401,378,456	11,035,630	564,158	15,259,316	97.32%
Edward G. Galante	401,172,770	11,267,027	538,447	15,259,316	97.27%
Larry D. McVay	410,594,702	1,865,291	518,251	15,259,316	99.55%
Victoria E. Ossadnik	406,500,335	5,965,534	512,375	15,259,316	98.55%
Prof. Dr. Martin H. Richenhagen	283,394,169	128,550,429	1,033,646	15,259,316	68.79%
Robert L. Wood	406,712,580	5,453,560	812,104	15,259,316	98.68%

Proposal 2a

Shareholders ratified, on an advisory and non-binding basis, the appointment of PricewaterhouseCoopers (“PWC”) as the independent auditor, by the votes set forth below.

Shares Voted For	Shares Voted Against	Shares Abstained	Broker Non-Votes
415,473,740	11,937,907	825,605	0
(97.02% of votes cast)	(2.79% of votes cast)

Proposal 2b

Shareholders approved the authorization of the Board, acting through the Audit Committee, to determine PWC’s remuneration, by the votes set forth below.

Shares Voted For	Shares Voted Against	Shares Abstained	Broker Non-Votes
424,266,368	2,893,769	1,077,115	0
(99.07% of votes cast)	(0.68% of votes cast)

Proposal 3

Shareholders approved the determination of the price range at which Linde plc can re-allot shares that it acquires as treasury shares under Irish law as disclosed in the 2019 proxy statement by the votes set forth below.

Shares Voted For	Shares Voted Against	Shares Abstained	Broker Non-Votes
423,656,245	2,274,831	2,306,176	0
(98.93% of votes cast)	(0.53% of votes cast)

Proposal 4

Shareholders approved, on an advisory and non-binding basis, the compensation of Linde plc’s Named Executive Officers as disclosed in the 2019 proxy statement, by the votes set forth below.

Shares Voted For	Shares Voted Against	Shares Abstained	Broker Non-Votes
376,289,403	34,565,738	2,122,795	15,259,316
(91.12% of votes cast)	(8.03% of votes cast)

Proposal 5

Shareholders recommended, on an advisory and non-binding basis, by the votes set forth below, that future advisory votes on Named Executive Officer compensation should be held annually.

Based upon these results, which were consistent with the Board’s recommendation, the Board has determined that Linde plc will hold an advisory vote on Named Executive Officer compensation annually until the next vote on the frequency of holding such advisory votes

Shares Voted For 1 Year	Shares Voted For 2 Years	Shares Voted For 3 Years	Shares Abstained	Broker Non-Votes
408,342,162	421,807	2,332,963	1,881,312	15,259,316
(98.9% of votes cast)	(0.1% of votes cast)	(0.5% of votes cast)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINDE PLC

Date: July 30, 2019	By:	/s/ Guillermo Bichara
	Name:	Guillermo Bichara
	Title:	General Counsel

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